Exhibit 1

1 November 2006

Westpac provides template for 2006 full year Profit Announcement

Westpac has today lodged the template for its 2006 full year Profit Announcement detailing how its results will be presented.

This release provides:

•                             A summary of changes to the reporting of Westpac’s results from prior periods;

•                             Details of changes in the way certain income and expense components are calculated; and

•                             A Profit Announcement template (the ‘Template’) detailing the structure of how information in the full year 2006 result will be presented along with the updated prior period comparatives.

Key changes include:

•                             Updates to Westpac’s credit ratios and the disclosure of Impairment losses;

•                             Changes to the definition and calculation of the Adjusted Common Equity (ACE) ratio;

•                             Update to the classification and presentation of Net interest income, Average Interest Earning Assets & Non-interest income;

•                             Changes to business unit financial tables; and

•                             Changes to other comparative information.

Appendix 1 details key elements of how Westpac’s results will be presented in the 2006 full year profit announcement, along with changes in prior comparatives.

The new Template for Westpac’s 2006 full year results has also been lodged on the Westpac website at www.westpac.com.au\investorcentre

Westpac is scheduled to announce its full year results on 2 November 2006.

For further information please contact:

David Lording
Media Relations
Westpac Banking Corporation
Ph: 02 8253 3510
Mb: 0419 683 411

WESTPAC BANKING CORPORATION
PROFIT ANNOUNCEMENT PRESENTATION CHANGES & TEMPLATE
Full Year Earnings to 30 September 2006

1.        Changes to Credit Information

(a) Changes to Credit Ratios

On 1 July 2006 APRA released a new definition for Impaired Assets and this led to changes in both the quantum of Impaired Assets and certain credit quality performance metrics.

The revised definition has added ‘Facilities overdue by 90 days that are not well secured’ to the definition of Impaired Assets. Comparatives for 31 March 2006 and 30 September 2005 have been updated to reflect the change in definition.

This change has also led to the calculation of a new credit ratio not previously disclosed. ‘Total impaired asset provisions to total impaired assets’ replaces the previous ratio ‘Individually assessed provisions to total impaired assets’. The new ratio includes facilities overdue by 90 days that are not well secured.

During the year we have introduced a new credit ratio ‘Collectively assessed provisions to risk weighted assets’ that has not been previously disclosed.

Comparatives for 31 March 2006 and 30 September 2005 have been provided for these ratios.

The following table summarises the changes to Section 2.2.1 (Key Financial Data - Balance Sheet) in the attached Template for the new ratios.

	Revised				Previously Reported
	Half Year		Full Year		Half Year		Full Year
Asset quality	March 06		Sept 05		March 06		Sept 05
Net impaired assets to equity and collectively assessed provisions	1.6%		1.9%		1.5%		1.6%
Total impairment asset provisions to total impaired assets	56.1%		36.0%		—		—
Individually assessed provisions to total impaired assets	—		—		49.0%		40.7%
Collectively assessed provisions to risk weighted assets(2)	64	bps	90	bps	—		—
Collectively assessed provisions to non-housing loans and acceptances(1)	109	bps	150	bps	1.0%		1.5%
Total provisions to risk weighted assets(1)(2)	77	bps	101	bps	0.8%		1.01%
Total provisions to gross loans and acceptances(1)(2)	65	bps	84	bps	0.6%		0.8%
Impairment losses to average loans and acceptances annualised	17	bps	19	bps	17	bps	19	bps
Net impairment losses written-off to average loans and acceptances annualised	9	bps	16	bps	9	bps	17	bps

(1)          Previously reported as percentages

(2)             Includes the APRA required capital deduction estimated at $112 million (pre-tax) at 31 March 2006 (September 2005: $nil), which forms part of the APRA termed General Reserve for Credit Losses (GRCL)

(b) Changes to impairment losses notes

Changes to Section 5 notes have also been made to reflect the revised definition for Impaired Assets. This impacts the following notes:

•                            Note 13 Provisions for impairment losses;

•                            Note 14 Non-performing loans;

•                            Note 15 Movement in gross impaired assets; and

•                            Note 17 Impaired assets and provisioning ratios

The format and comparatives for 31 March 2006 and 30 September 2005 have been updated to reflect the change in definition in these notes.

(c) Impairment losses table

Changes to the Impairment losses table have also been made to expand reported impairment losses into: individually assessed provisions, write-backs, write offs and recoveries.

Comparatives for March 2006 and September 2005 have been updated for this change. Section 3.3.5 Impairment losses, in the Template provides revised comparatives associated with this change.

2.                         Changes to the Definition of the Adjusted Common Equity (ACE) ratio

As detailed in our release to the market on 15 September 2006, Westpac has updated the calculation of its ACE ratio to an A-IFRS basis, including the impact of revised A-IFRS prudential standards and the inclusion of the capitalised expenses capital deduction. Comparative ratios have been restated to adjust for these impacts, at 1 July 2006, as if these had applied in prior periods. We have applied the impact as calculated at 1 July to prior periods. The impact of the changes are set out below.

	Revised		Previously Reported		Change
	Half Year	Full Year	Half Year	Full Year	Half Year	Full Year
Profitability and capital adequacy	March 06	Sept 05	March 06	Sept 05	March 06	Sept 05
Adjusted common equity to risk weighted assets (ACE)	4.6%	4.8%	5.1%	5.4%	(0.5)%	(0.6)%

3.                         Update to the classification on Net interest Income, Average Interest Earning Assets & Non-interest income

(a) Update to the classification on Net interest Income & Average Interest Earning Assets

We have changed the classification of certain asset, liability, interest income and interest expense accounts following a review of our approach to booking the financial outcomes of our balance sheet management processes, including hedge accounting. As a result, there have been changes to average interest earnings assets, interest income and interest expense. While these changes have not changed the previously reported net interest margin, the split between net interest spread and benefit of net non-interest bearing liabilities and equity has changed.

A summary of the changes impacting Section 5, Note 5 is presented below:

	Revised		Previously Reported		Change
Net interest income	Half Year	Full Year	Half Year	Full Year	Half Year	Full Year
$m	March 06	Sept 05	March 06	Sept 05	March 06	Sept 05

Interest income
Loans	7,758	13,862	7,745	13,881	13	(19)
Due from other financial institutions	372	736	315	717	57	19
Available for sale securities	24	—	21	—	3	—
Investment securities	—	181	—	181	—	—
Regulatory deposits with central banks overseas	7	12	7	12	—	—
Trading securities **	376	530	514	530	(138)	—
Net gain/(loss) in effective hedges ##	(3)	—	—	—	(3)	—
Other financial assets designated at fair value	74	—	51	—	23	—
Other	153	223	153	223	—	—
Total interest income	8,761	15,544	8,806	15,544	(45)	—
Interest expense
Current and term deposits	(2,684)	(6,549)	(2,734)	(6,579)	50	30
Due to other financial institutions	(289)	(395)	(239)	(365)	(50)	(30)
Debt issues	(1,065)	(1,621)	(1,065)	(1,621)	—	—
Loan capital	(169)	(214)	(169)	(214)	—	—
Trading liabilities	(340)	(831)	(340)	(831)	—	—
Other financial liabilities designated at fair value	(130)	—	(130)	—	—	—
Deposits at fair value	(897)	—	(897)	—	—	—
Other	(327)	(675)	(372)	(675)	45	—
Total interest expense	(5,901)	(10,285)	(5,946)	(10,285)	45	—
Net interest income	2,860	5,259	2,860	5,259	—	—

**                     Trading securities was previously disclosed as Trading assets

##                       Split out of ineffective hedges

The impact on Section 2.2.1 Key Financial Data is as follows:

	Revised		Previously Reported		Change
Business Performance	Half Year March 06	Full Year Sept 05	Half Year March 06	Full Year Sept 05	Half Year March 06	Full Year Sept 05
Average interest earnings assets ($m)	243,488	223,698	243,692	223,786	(204)	(88)

	Revised	Previously Reported	Change
	Half Year	Half Year	Half Year
Business Performance	March 06	March 06	March 06
Interest Spread (%)	2.03%	2.01%	0.02%
Free Funds	0.37%	0.39%	(0.02)%
Interest Margins (%)	2.40%	2.40%	0.00%

(b) Update to the classification and presentation of Non-interest Income

Following a review of the components of Non-interest income, a number of items disclosed in Section 5, note 6, Non-interest income have been reclassified within Non-interest income.

More specifically, revaluations on certain derivative instruments (previously included in Trading income) have been reclassified to Net gain/(loss) on financial assets at fair value for the six months ended 31 March 2006. This change has been made as the revaluation of the underlying instrument held at fair value, is also classified as Net gain/(loss) on financial assets.

Certain other items previously classified as Trading income have been reclassified to Other Non-risk fees for the six months ended 31 March 2006 to reflect the underlying nature of these items.

For the year ended 30 September 2005, we have reclassified unrealised revaluation gains on investment securities from “Hedging of overseas operations” to “Other”. Following the introduction of A-IFRS in 2006, any further revaluation gains/losses are classified as “Net gain/(loss) on financial assets at fair value. A summary of the changes is presented below:

	Revised		Previously Reported		Change
Non-interest income $m	Half Year March 06	Full Year Sept 05	Half Year March 06	Full Year Sept 05	Half Year March 06	Full Year Sept 05
Fees and commissions
Banking and credit related fees	232	740	232	740	—	—
Transaction fees and commissions received	522	974	522	974	—	—
Service and management fees	15	46	15	46	—	—
Other non-risk fee income	73	93	43	93	30	—
	842	1,853	812	1,853	30	—
Wealth Management income
Life insurance and funds management operating income	496	1,038	496	1,038	—	—
Trading Income
Foreign exchange	178	178	178	178	—	—
Other trading securities	150	154	—	—	150	154
Trading securities(1)	—	—	(9)	(37)	9	37
Other financial instruments(1)	—	—	204	191	(204)	(191)
	328	332	373	332	(45)	—
Other Income
General insurance commissions and premiums (net of claims paid)	45	97	45	97	—	—
Dividends received	4	28	4	28	—	—
Rental income	2	6	2	6	—	—
Net gain/(loss) on ineffective hedges	5	—	5	—	—	—
Hedging of overseas operations	(68)	(66)	(68)	(47)	—	(19)
Gain on disposal of assets	14	81	14	81	—	—
Net gain /(loss) on financial assets at fair value	29	—	14	—	15	—
Other	6	85	6	66	—	19
	37	231	22	231	15	—
Non-interest income	1,703	3,454	1,703	3,454	—	—

(1) Trading securities and other financial instruments are now disclosed as other trading securities

4. Changes to Business Unit information

(a) Changes to format to Business Unit Financials Tables

For the full year 2006 Westpac has changed the business unit financial tables in Section 4 of the profit announcement to expand the information on the impact of A-IFRS. Section 4 (Business Unit Performance) of the attached Template details the updated disclosure.

(b) Changes to the Reporting of our Wealth Management Business

In prior years, Westpac’s aggregate wealth management operations have been disclosed separately in Section 7 of the Profit Announcement.

This section previously combined the results of both our Australian and New Zealand wealth management businesses. However, as BTFG now manages the majority of Westpac’s wealth management operations, (following the transfer of Westpac’s General Insurance into BTFG) and as New Zealand comprises less than 3% of the total wealth management business, we have decided to no longer report the results of the combined businesses.

Instead, additional information has been added to the results of BTFG for its Funds Management and Insurance businesses. Section 4.3 (BT Financial Group (Australia)) of the attached Template details the changes and comparative data.

5. Changes to other comparative Information

A number of other changes in the classification of comparative information have also been made over the last 6 months. Updated comparatives are detailed in the Template.

[GRAPHIC]

APPENDIX 1

Key Tables for the
30 September 2006
Profit Announcement

1 November 2006

As referred to in the market release dated 1 November 2006

TABLE OF CONTENTS	Template Release 2006

2.	Results at a Glance
	2.1	Earnings
	2.2	Summary balance sheet

3.	Review of Group Operations
	3.3	Review of Earnings

4.	Business Unit Performance
	4.1	Business and Consumer Banking
	4.2	Westpac Institutional Bank
	4.3	BT Financial Group (Australia)
	4.4	New Zealand
	4.5	Pacific Banking
	4.6	Group Business Unit

5.	2006 Financial Information
	5.1	Consolidated income statement
	5.2	Consolidated balance sheet
	5.4	Consolidated statement of recognised income and expense
	5.5	Notes to 2006 year end financial information

6.	Other Information
	6.1	Exchange rates

In this announcement references to ‘Westpac’, ‘the Group’, ‘we’, ‘us’ and ‘our’ are to Westpac Banking Corporation and its controlled entities.

2.        RESULTS AT A GLANCE

2.1                  EARNINGS

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Net interest income		2,860			5,259
Non-interest income		1,703			3,454
Net operating income		4,563			8,713
Operating expenses		(2,135)			(4,159)
Core earnings		2,428			4,554
Impairment losses		(185)			(382)
Profit from ordinary activities before income tax		2,243			4,172
Income tax expense		(749)			(1,223)
Net profit		1,494			2,949
Net profit attributable to outside equity interests		(25)			(251)
Net profit attributable to equity holders of Westpac Banking Corporation (WBC)		1,469			2,698
Treasury shares		12			32
Distribution on other equity instruments		—			49
TPS revaluations		30			25
Sale of sub-custody business		—			—
Deferred tax asset write-off		—			—
Cash earnings		1,511			2,804

2.1.1        Key Financial Data - Earnings

	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Shareholder value
Cash earnings per ordinary share (cents)		81.7			151.5
Earnings per ordinary share (cents)		79.7			148.9
Economic profit ($m)		1,129			2,033
Weighted average ordinary shares (millions) -
Statutory		1,844			1,845
Weighted average ordinary shares (millions) -
Underlying		1,849			1,851
Fully franked dividends per ordinary share (cents)		56			100
Dividend payout ratio - cash earnings (%)		68.5			66.0
Net tangible assets per ordinary share ($)		5.78			5.69

Productivity and efficiency
Expense to income ratio (%)		46.8			47.7
Full-time equivalent employees (FTE)		26,932			27,138

Business Performance
Interest spread (%)		2.03			1.99
Interest margin (%)		2.40			2.45
Average interest earning assets ($m)		243,488			223,698

2.2                  SUMMARY BALANCE SHEET

$m	30 Sept 2006	31 March 2006	30 Sept 2005	% Mov’t Mar 06- Sept 06	% Mov’t Sept 05- Sept 06
Assets
Cash		2,536	2,853
Due from other financial institutions		17,124	14,355
Trading assets, financial assets and available-for-sale securities		19,692	14,464
Derivative financial instruments		14,656	9,944
Loans and acceptances		215,701	203,150
Life insurance assets		14,743	13,595
Other assets		7,427	7,902
Total assets		291,879	266,263
Liabilities
Due to other financial institutions		12,256	10,654
Deposits		153,891	149,252
Trading liabilities and other financial liabilities		9,036	3,154
Derivative financial instruments		12,389	10,514
Debt issues		63,153	48,754
Acceptances		—	4,864
Life insurance policy liabilities		13,655	11,717
Loan capital		6,375	4,214
Other liabilities		6,482	6,247
Total liabilities		277,237	249,370
Equity
Equity attributable to equity holders of WBC		13,478	13,561
Minority interests		1,164	3,332
Total equity		14,642	16,893

2.2.1   Key Financial Data – Balance Sheet

	Half Year Sept 06	Half March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Profitability and capital adequacy
Return on average ordinary equity		22.3%			21.7%
Cash earnings to average ordinary equity		23.0%			22.2%
Total capital ratio		9.7%			9.7%
Tier 1 capital ratio		6.8%			7.2%
Adjusted common equity to risk weighted assets		4.6%			4.8%
Risk weighted assets ($m)		181,823			170,369
Total committed exposures ($m)		342,030			320,183
Average ordinary equity ($m)		13,186			12,651
Average total equity ($m)		14,468			16,158
Asset quality
Net impaired assets to equity and collectively assessed provisions		1.6%			1.9%
Total impairment provisions to total impaired assets		56.1%			36.0%
Collectively assessed provisions to risk weighted assets		64bps			90bps
Collectively assessed provisions to non-housing loans and acceptances		109bps			150bps
Total provisions to risk weighted assets		77bps			101bps
Total provisions to gross loans and acceptances		65bps			84bps
Impairment losses to average loans and acceptances annualised		17bps			19bps
Net impairment losses written-off to average loans and acceptances annualised		9bps			16bps

REVIEW OF GROUP OPERATIONS

3.3      REVIEW OF EARNINGS

3.3.2   Net Interest Income

Loans and Acceptances

$m	As at 30 Sept 2006	As at 31 March 2006	As at 30 Sept 2005	% Mov’t Sept 05- Sept 06	% Mov’t Mar 06- Sept 06
Business Unit
Business and Consumer Banking		155,632	146,672
Consumer (Australia)		113,432	106,929
Housing		105,240	99,442
Personal (loans and cards)		8,192	7,487
Business (incl. equip. finance)		40,324	38,456
Other		1,876	1,287
Westpac Institutional Bank		26,897	24,054
New Zealand (NZ$)		34,387	32,271
BT Financial Group		2,996	2,454
Pacific Banking		1,048	901

Group
Net loans		215,701	203,150

Deposits

$m	As at 30 Sept 2006	As at 31 March 2006	As at 30 Sept 2005	% Mov’t Sept 05- Sept 06	% Mov’t Mar 06- Sept 06
Business Unit
Business and Consumer Banking		87,027	84,345
Consumer		44,724	42,885
Business		27,196	25,776
Working Capital		12,723	13,407
Other		2,384	2,277
Westpac Institutional Bank		5,971	6,288
New Zealand (NZ$)		20,787	19,936
Pacific Banking		1,327	1,195
Other		41,809	39,297

Group
Total Deposits		153,891	149,252

Margins

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Net Interest Income		2,860			5,259
Tax equivalent gross-up		57			214
Adjusted Net Interest Income		2,917			5,473
Average Interest Earning Assets		243,488			223,698
Interest margin (%)		2.40%			2.45%

AASB 132/139 Adjustments $m	Full Year Sept 06	A-IFRS Adjustments(1)	Adjusted Full Year Sept 06	% Mov’t Sept 05- Sept 06
Net Interest Income
Tax equivalent gross-up
Adjusted Net Interest Income
Average Interest Earning Assets
Interest margin (%)

3.3.3 Non-Interest Income

$m	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Reported wealth management operating income		1,038
AASB 132/139 adjustments		—
Accounting reclassifications:
Treasury shares		32
Policyholder tax recoveries		(88)
Managed investment schemes		(94)
Total adjustments		(150)
Adjusted wealth management operating income		888

$m	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Reported Other income		231
AASB 132/139 adjustments		—
Accounting reclassifications:
TPS revaluation		25
Epic		(11)
Sale proceeds of sub-custody business		—
Total adjustments		14
Adjusted Other income		245

$m	Half Year Sept 06	Half Year Mar 06	% Mov’t Mar 06- Sept 06
Reported wealth management operating income		496
AASB 132/139 adjustments		13
Accounting reclassifications:
Treasury shares		13
Policyholder tax recoveries		(58)
Managed investment schemes		—
Total adjustments		(32)
Adjusted wealth management operating income		464

$m	Half Year Sept 06	Half Year Mar 06	% Mov’t Mar 06- Sept 06
Reported Other income		37
AASB 132/139 adjustments		(8)
Accounting reclassifications:
TPS revaluation		43
Epic		—
Sale proceeds of sub-custody business		—
Total adjustments		35
Adjusted Other income		72

Financial Markets

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Product
Foreign exchange		148			214
Capital markets		62			114
Other		46			38
Total financial markets product income		256			366
Income classification
Net interest income		(5)			(40)
Non-interest income		261			406
Trading income		265			323
Dividend income		5			30
Other non-interest income		(9)			53
Total financial markets product income		256			366

3.3.4        Operating Expenses

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Salaries &employee expenses		(1,165)			(2,186)
Equipment & occupancy expenses		(304)			(596)
Other expenses		(666)			(1,377)
Reported expenses		(2,135)			(4,159)
AASB 132/139 adjustments:
Effective yield/DACS		3			—
Other		—			—
Accounting reclassifications:
Epic		—			8
Managed investment schemes		—			4
NZ $impact on expenses		(2)			—
Total adjustments		1			12
Adjusted expenses		(2,134)			(4,147)

Full Time Equivalent Employees (FTE)

Analysis of movement in FTE	Half Year Sept 06	Half Year Mar 06	Mov’t Mar 06- Sept 06	Full Year 2006	Full Year 2005	Mov’t Sept 05- Sept 06
Permanent employees		25,595			25,583
Temporary employees		1,337			1,555
Total FTE employees		26,932			27,138

3.3.5        Impairment Losses

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Individually assessed provisions (1)		(78)			(170)
Write-backs		37			100
Write - offs		(100)			(307)
Recoveries		14			86
Collectively assessed provisions (2)		(58)			(91)
Reported impairment losses		(185)			(382)
Adjustments:
A-IFRS reclassification of interest		(33)			—
NZ$ impact on impairment losses		—			—
Adjusted impairment losses		(218)			(382)

(1) 2005 : Specific provisions

(2) 2005 : General provisions

4.        BUSINESS UNIT PERFORMANCE

Cash earnings $m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Mar 05- Sept 06
Business and Consumer Banking		842			1,517
Westpac Institutional Bank		241			484
New Zealand		210			405
BT Financial Group (Australia)		165			309
Pacific Banking		36			65
Group Business Unit		17			24
Total Group cash earnings		1,511			2,804

Less Wealth Management
Australia		165			309
New Zealand		11			17
Total Wealth Management		176			326

Total banking cash earnings		1,335			2,478

Expense to income ratio %	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Mar 05- Sept 06
Business and Consumer Banking		48.0%			49.9%
Westpac Institutional Bank		43.3%			42.5%
New Zealand		48.3%			48.0%
BT Financial Group (Australia)		52.9%			56.0%
Pacific Banking		31.0%			35.3%
Total group ratio		46.8%			47.7%
Adjusted Group ratio

Wealth Management
Funds Management		63.6%			67.8%
Insurance		27.2%			27.5%
Total Wealth Management ratio		52.4%			56.2%
Adjusted Wealth Management ratio		52.2%			56.2%
Total banking ratio		46.1%			46.7%
Adjusted banking ratio

4.1                  BUSINESS AND CONSUMER BANKING

4.1.1        Total BCB

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Net interest income		2,020			3,770
Non-interest income		547			1,170
Net operating income		2,567			4,940
Operating expenses		(1,233)			(2,467)
Core earnings		1,334			2,473
Impairment losses		(124)			(312)
Operating profit before tax		1,210			2,161
Tax and outside equity interests		(368)			(644)
Net Profit after tax/cash earnings		842			1,517

Economic profit		798			1,393
Expense to income ratio (%)		48.0%			49.9%

	$bn	$bn
Deposits	87.0	84.3
Net loans	155.6	146.7
Total assets	158.0	149.5

		A-IFRS Adjustments			Adjusted		% Mov’t
AASB 132/139/Adjustments $m	Full Year Sept 06	Effective Yield	Credit Provisions	Other	Full Year Sept 06	Full Year Sept 05	Sept 05- Sept 06
Net interest income						3,770
Non-interest income						1,170
Net operating income						4,940
Operating expenses						(2,467)
Core earnings						2,473
Impairment losses						(312)
Operating profit before tax						2,161
Tax and outside equity interests						(644)
Net profit after tax/cash earnings						1,517

Expense to income ratio (%)						49.9%

4.1.3   Consumer Segment

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sep 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Net interest income		1,227			2,334
Non-interest income		335			663
Net operating income		1,562			2,997
Operating expenses		(888)			(1,776)
Core earnings		674			1,221
Impairment losses		(84)			(241)
Operating profit before tax		590			980
Tax and outside equity interests		(180)			(292)
Net profit after tax/cash earnings		410			688

Expenses to income ratio (%)		56.9%			59.3%

	$bn	$bn
Deposits	46.0	43.8
Net loans	113.4	106.9
Total assets	114.7	108.6

		A-IFRS Adjustments			Adjusted		% Mov’t
AASB 132/139 Adjustments $m	Full Year Sept 06	Effective Yield	Credit Provisions	Other	Full Year Sept 06	Full Year Sept 05	Sept 05- Sept 06
Net interest income						2,334
Non-interest income						663
Net operating income						2,997
Operating expenses						(1,776)
Core earnings						1,221
Impairment losses						(241)
Operating profit before tax						980
Tax and outside equity interests						(292)
Net profit after tax/cash earnings						688

4.1.4        Business Segment

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Net interest income		793			1,436
Non-interest income		212			507
Net operating income		1,005			1,943
Operating expenses		(345)			(691)
Core earnings		660			1,252
Impairment losses		(40)			(71)
Operating profit before tax		620			1,181
Tax and outside equity interests		(188)			(352)
Net profit after tax/cash earnings		432			829

Expense to income ratio (%)		34.3%			35.6%

	$bn	$bn
Deposits	41.0	40.5
Net loans	42.2	39.8
Total assets	43.3	40.9

		A-IFRS Adjustments			Adjusted		% Mov’t
AASB 132/139 Adjustments $m	Full Year Sept 06	Effective Yield	Credit Provisions	Other	Full Year Sept 06	Full Year Sept 05	Sept 05- Sept 06
Net interest income						1,436
Non-interest income						507
Net operating income						1,943
Operating expenses						(691)
Core earnings						1,252
Impairment losses						(71)
Operating profit before tax						1,181
Tax and outside equity interests						(352)
Net profit after tax/cash earnings						829

4.2                  WESTPAC INSTITUTIONAL BANK

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Net interest income		228			431
Non-interest income		424			864
Net operating income		652			1,295
Operating expenses		(282)			(550)
Core earnings		370			745
Impairment losses		(38)			(37)
Operating profit before tax		332			708
Tax and outside equity interests		(91)			(224)
Net profit after tax/cash earnings		241			484

Economic profit		147			330
Expense to income ratio (%)		43.3%			42.5%

	$bn	$bn	$bn	$bn
Deposits		6.0		6.3
Net loans		26.9		24.1
Total assets		56.8		47.1

		A-IFRS Adjustments			Adjusted		% Mov’t
AASB 132/139 Adjustments $m	Full Year Sept 06	Effective Yield	Credit Provisions	Other	Full Year Sept 06	Full Year Sept 05	Sept 05- Sept 06
Net interest income						431
Non-interest income						864
Net operating income						1,295
Operating expenses						(550)
Core earnings						745
Impairment losses						(37)
Operating profit before tax						708
Tax and outside equity interests						(224)
Net profit after tax/cash earnings						484

Expense to income ratio (%)						42.5%

4.2.1   Institutional Bank (IB) (Excluding Structured Finance)

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Net interest income		177			250
Non-interest income		424			870
Net operating income		601			1,120
Operating expenses		(278)			(542)
Core earnings		323			578
Impairment losses		(38)			(36)
Operating profit before tax		285			542
Tax and outside equity interests		(85)			(181)
Net profit after tax/cash earnings		200			361

Economic profit		94			206
Expense to income ratio (%)		46.3%			48.4%

	$bn	$bn	$bn	$bn
Deposits		6.0		6.3
Net loans		26.2		23.3
Total assets		50.2		42.3

		A-IFRS Adjustments			Adjusted		% Mov’t
AASB 132/139 Adjustments $m	Full Year Sept 06	Effective Yield	Credit Provisions	Other	Full Year Sept 06	Full Year Sept 05	Sept 05- Sept 06
Net interest income						250
Non-interest income						870
Net operating income						1,120
Operating expenses						(542)
Core earnings						578
Impairment losses						(36)
Operating profit before tax						542
Tax and outside equity interests						(181)
Net profit after tax/cash earnings						361

Expense to income ratio (%)						48.4%

4.2.3   Structured Finance (SF)

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Net interest income(1)		51			181
Non-interest income		—			(6)
Net operating income		51			175
Operating expenses		(4)			(8)
Core earnings		47			167
Impairment losses		—			(1)
Operating profit before tax		47			166
Tax and outside equity interests(1)		(6)			(43)
Net profit after tax/cash earnings		41			123

Economic profit		53			124
Expense to income ratio (%)		7.8%			4.7%

	$bn	$bn	$bn	$bn
Deposits		—		—
Net loans		0.7		0.8
Total assets		6.6		4.8

AASB 132/139 Adjustments $m	Full Year Sept 06	A-IFRS Adjustments	Adjusted Full Year Sept 06	Full Year Sept 05	30 Sept 2005
Net interest income				181
Non-interest income				(6)
Net operating income				175
Operating expenses				(8)
Core earnings				167
Impairment losses				(1)
Operating profit before tax				166
Tax and outside equity interests				(43)
Net profit after tax/cash earnings				123

Expense to income ratio (%)				4.7%

4.3      BT FINANCIAL GROUP (AUSTRALIA)

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Net interest income		34			31
Non-interest income		467			910
Net operating income		501			941
Operating expenses		(265)			(527)
Core earnings		236			414
Impairment losses		—			—
Operating profit before tax		236			414
Tax and outside equity interests		(71)			(105)
Net profit after tax/cash earnings		165			309

Economic profit		106			166
Expense to income ratio (%)		52.9%			56.0%

	$bn	$bn
Total assets	18.1	17.2
Funds under management	40.3	37.2
Funds under administration	38.9	34.5

		A-IFRS Adjustments		Adjusted		% Mov’t
AASB 132/139 Adjustments $m	Full Year Sept 06	Fair Value hedging	Other	Full Year Sept 06	Full Year Sept 05	Sept 05- Sept 06
Net interest income					31
Non-interest income					910
Net operating income					941
Operating expenses					(527)
Core earnings					414
Impairment losses					—
Operating profit before tax					414
Tax and outside equity interests					(105)
Net profit after tax/cash earnings					309

Expense to income ratio (%)					56.0%

Cash Earnings $m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Funds Management Business		95			175
Insurance		56			116
Total Funds Management and Insurance		151			291
Other		14			18
Total Cash Earnings		165			309

4.3.1   Funds Management Business

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Net interest income		36			60
Non-interest income		379			717
Gross operating income		415			777
Commission expense		(45)			(82)
Operating income		370			695
Operating expenses		(234)			(465)
Operating profit before tax		136			230
Tax and outside equity interests		(41)			(55)
Net profit after tax/cash earnings		95			175
Expense to income ratio		63.2%			66.9%

4.3.2   Insurance Business

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Net interest income		8			(2)
Non-interest income		128			286
Gross operating income		136			284
Commission expense		(25)			(57)
Operating income		111			227
Operating expenses		(31)			(62)
Operating profit before tax		80			165
Tax and outside equity interests		(24)			(49)
Net profit after tax/cash earnings		56			116
Expense to income ratio		27.9%			27.3%

Cash Earnings $m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Life Insurance		28			58
General Insurance		28			58
Total		56			116

4.4      NEW ZEALAND

NZ$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Net interest income		469			897
Non-interest income		209			470
Net operating income		678			1,367
Operating expenses		(327)			(656)
Core earnings		351			711
Impairment losses		(11)			(37)
Operating profit before tax		340			674
Tax and outside equity interests		(110)			(211)
Net profit after tax/cash earnings		230			463

Economic profit		129			279
Expense to income ratio (%)		48.3%			48.0%

	$bn	$bn
Deposits	20.8	19.9
Net loans	34.4	32.3
Total assets	36.1	34.1
Funds under management	1.9	1.9

		A-IFRS Adjustments			Adjusted		% Mov’t
AASB 132/139 Adjustments NZ$m	Full Year Sept 06	Effective Yield	Credit Provisions	Other	Full Year Sept 06	Full Year Sept 05	Sept 05- Sept 06
Net interest income						897
Non-interest income						470
Net operating income						1,367
Operating expenses						(656)
Core earnings						711
Impairment losses						(37)
Operating profit before tax						674
Tax and outside equity interests						(211)
Net profit after tax/cash earnings						463

Expense to income ratio (%)						48.0%

4.5      PACIFIC BANKING

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Net interest income		43			73
Non-interest income		44			77
Net operating income		87			150
Operating expenses		(27)			(53)
Core earnings		60			97
Impairment losses		(4)			(3)
Operating profit before tax		56			94
Tax and outside equity interests		(20)			(29)
Net profit after tax/cash earnings		36			65

Economic profit		30			51
Expense to income ratio (%)		31.0%			35.3%

	$bn	$bn
Deposits	1.3	1.2
Total assets	1.4	1.3

		A-IFRS Adjustments		Adjusted		% Mov’t
AASB 132/139 Adjustments $m	Full Year Sept 06	Effective Yield	Other	Full Year Sept 06	Full Year Sept 05	Sept 05- Sept 06
Net interest income					73
Non-interest income					77
Net operating income					150
Operating income					(53)
Core earnings					97
Impairment losses					(3)
Operating profit before tax					94
Tax and outside equity interests					(29)
Net profit after tax/cash earnings					65

Expense to income ratio (%)					35.3%

4.6      GROUP BUSINESS UNIT

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Net interest income		107			169
Non-interest income		30			21
Net operating income		137			190
Operating expenses		(29)			12
Core earnings		108			202
Impairment losses		(9)			3
Operating profit before tax		99			205
Tax and outside equity interests		(124)			(287)
Net profit after tax		(25)			(82)
Treasury shares		12			32
Distribution of other equity instruments		—			49
TPS revaluation		30			25
Sale of custody business		—			—
DTA write off		—			—
Cash earnings		17			24

5. 2006 FINANCIAL INFORMATION	Template Release 2006

5.1                  CONSOLIDATED INCOME STATEMENT

$m	Note	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Interest income	5		8,761			15,544
Interest expense	5		(5,901)			(10,285)
Net interest income			2,860			5,259
Non-interest income	6		1,703			3,454
Net operating income			4,563			8,713
Operating expenses	7		(2,135)			(4,159)
Impairment losses on loans	13		(185)			(382)
Profit before income tax			2,243			4,172
Income tax expense	9		(749)			(1,223)
Net profit for the period			1,494			2,949
Net profit attributable to minority interests			(25)			(251)
Net profit attributable to equity holders of WBC			1,469			2,698

5.2      CONSOLIDATED BALANCE SHEET

					% Mov’t	% Mov’t
As at		30 Sept	31 March	30 Sept	Mar 06-	Sept 05-
$m	Note	2006	2006	2005	Sept 06	Sept 06
Assets
Cash and balances with central banks			2,536	2,853
Due from other financial institutions			17,124	14,355
Derivative financial instruments	21		14,656	9,944
Other trading assets			15,283	12,036
Other financial assets designated at fair value			3,376	—
Available-for-sale securities			1,033	—
Investment securities			—	2,428
Loans	12		215,701	198,286
Acceptances of customers			—	4,864
Life insurance assets			14,743	13,595
Regulatory deposits with central banks overseas			372	347
Goodwill and other intangible assets			2,920	2,957
Property, plant and equipment			421	379
Deferred tax assets			407	820
Other assets			3,307	3,399
Total assets			291,879	266,263

Liabilities
Due to other financial institutions			12,256	10,654
Deposits at fair value	19		29,354	—
Deposits at amortised cost	19		124,537	149,252
Derivative financial instruments	21		12,389	10,514
Other trading liabilities and other financial liabilities at fair value			9,036	3,154
Debt issues			63,153	48,754
Acceptances			—	4,864
Current tax liabilities			64	306
Deferred tax liabilities			—	20
Life insurance liabilities			13,655	11,717
Provisions			721	651
Other liabilities			5,697	5,270
Total liabilities excluding loan capital			270,862	245,156

Loan capital
Subordinated bonds, notes and debentures			4,491	3,702
Subordinated perpetual notes			543	512
Trust preferred securities 2004 (TPS 2004)			679	—
Fixed interest resettable trust securities (FIRsTS)			662	—
Total loan capital			6,375	4,214
Total liabilities			277,237	249,370

Net assets			14,642	16,893

Shareholders’ equity
Share capital:
Ordinary share capital			5,370	5,296
Treasury shares			(57)	(61)
Reserves			208	46
Retained profits			7,957	8,280
Total equity attributable to equity holders of WBC			13,478	13,561

Minority Interests
Managed investment schemes			—	826
Fixed interest resettable trust securities			—	659
Trust preferred securities 2003 (TPS 2003)			1,137	1,137
Trust preferred securities 2004			—	688
Trust preferred securities 2006 (TPS 2006)			—	—
Other			27	22
Total minority interests			1,164	3,332
Total shareholders equity and minority interests			14,642	16,893

5.4      CONSOLIDATED STATEMENT OF RECOGNISED INCOME AND EXPENSE

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Gains/(losses) on available-for-sale securities:
Recognised in equity		2
Transferred to the income statement		(6)
Gains/(losses) on cash flow hedging instruments:
Recognised in equity		3
Transferred to the income statement		(30)
Exchange differences on translation of foreign operations		84			(96)
Income tax on items taken directly to or transferred directly from equity:
Available-for-sale securities reserve		3
Cash flow hedging reserve		8
Foreign currency translation reserve		—			—
Net income recognised directly in equity		64			(96)
Profit for the period		1,494			2,949
Total net income recognised for the period		1,558			2,853
Attributable to:
Members of the parent		1,533			2,602
Minority interests		25			251
Total net income recognised for the period		1,558			2,853

Note 2. Interest spread and margin analysis

	Half Year Sept 06	Half Year March 06	Full Year Sept 06	Full Year Sept 05
Group
External interest earning assets ($m)		243,488		223,698
Net interest income ($m)		2,917		5,473
Interest spread (%)		2.03		1.99
Benefit of net non-interest bearing liabilities and equity (%)		0.37		0.46
Interest margin (%)		2.40		2.45
Analysis by business unit
External interest earning assets ($m)
Business and Consumer Banking		150,952		136,855
Westpac Institutional Bank		40,670		40,223
New Zealand (AUD)		30,776		28,211
BT Financial Group		3,003		2,376
Pacific Banking		812		698
Group Business Unit		17,275		15,335
Group total		243,488		223,698
New Zealand (NZD)		33,367		30,614

Net interest income ($m) (excluding capital benefit)(1)
Business and Consumer Banking		1,857		3,462
Westpac Institutional Bank		147		284
New Zealand (AUD)		371		682
BT Financial Group		(25)		(85)
Pacific Banking		39		64
Group Business Unit		528		1,066
Group total		2,917		5,473
Tax equivalent gross up		(57)		(214)
Reported net interest Income		2,860		5,259
New Zealand (NZD)		407		779

Interest margin (%)
Business and Consumer Banking		2.47%		2.53%
Westpac Institutional Bank		0.72%		0.71%
New Zealand		2.42%		2.42%
BT Financial Group		(1.66%)		(3.56%)
Pacific Banking		9.70%		9.23%
Group Business Unit		6.13%		6.95%
New Zealand (NZD)		2.44%		2.55%

Note 3. Average balance sheet and interest rates

	Full Year 30 Sept 2006			Full Year 30 Sept 2005
	Average Balance	Interest Income	Average Rate	Average Balance	Interest Income	Average Rate
	$m	$m	%	$m	$m	%
Assets
Interest earning assets
Due from other financial institutions				14,646	747	5.1%
Trading securities				12,108	530	4.4%
Available-for-sale securities
Investment securities				3,034	225	7.4%
Other financial assets designated at fair value
Regulatory deposits				448	12	2.7%
Loans and other receivables				193,462	14,212	7.3%
Total interest earning assets and interest income				223,698	15,726	7.0%
Non-interest earning assets
Cash, due from other financial institutions and regulatory deposits				1,396
Life insurance assets				13,353
All other assets				14,751
Provisions for impairment losses on loans				(1,743)
Total non-interest earning assets				27,757
Total acceptances				5,235
Total assets				256,690

	Full Year 30 Sept 2006			Full Year 30 Sept 2005
	Average Balance	Interest Expense	Average Rate	Average Balance	Interest Expense	Average Rate
	$m	$m	%	$m	$m	%
Liabilities
Interest bearing liabilities
Deposits				140,873	6,549	4.6%
Due to other financial institutions				8,190	363	4.4%
Other financial liabilities designated at fair value
Loan capital				4,487	214	4.8%
Other interest bearing liabilities				49,744	3,127	n/a
Total interest bearing liabilities and interest expense				203,294	10,253	5.0%
Non-interest bearing liabilities
Deposits and due to other financial institutions				6,332
Life insurance policy liabilities				11,368
All other liabilities				14,303
Total non-interest bearing liabilities				32,003
Total acceptances of customers				5,235
Total liabilities				240,532
Shareholders’ equity				12,651
Outside equity interests				3,507
Total equity				16,158
Total liabilities and equity				256,690

Note 4.     Revenue

$m	Half year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Income from operating activities
Interest income		8,761			15,544
Fees and commissions received		842			1,853
Net gain from investment securities		—			45
Net gain from available-for-sale securities		6			—
Wealth management operating income		496			1,038
Trading income		328			332
Other non-interest income		23			150
Total income from operating activities		10,456			18,962
Other gains and losses
Net gain on sale of property, plant and equipment		7			12
Net gain on sale of subsidiaries and businesses		1			10
Net gain on safe of other investments		—			14
Total other gains and losses		8			36
Total income		10,464			18,998

Note 5.     Net interest income

$m	Half year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Interest income
Loans		7,758			13,862
Due from other financial institutions		372			736
Available-for-sale securities		24			—
Investment securities		—			181
Regulatory deposits with central banks overseas		7			12
Trading securities		376			530
Net gain/(loss) on ineffective hedges		(3)			—
Other financial assets designated at fair value		74			—
Other		153			223
Total interest income		8,761			15,544

Interest expense
Current and term deposits		(2,684)			(6,549)
Due to other financial institutions		(289)			(395)
Debt issues		(1,065)			(1,621)
Loan capital		(169)			(214)
Trading liabilities		(340)			(831)
Other financial liabilities designated at fair value		(130)			—
Deposits at fair value		(897)			—
Other		(327)			(675)
Total interest expense		(5,901)			(10,285)
Net interest income		2,860			5,259

Note 6. Non interest income

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Fees and commissions
Banking and credit related fees		232			740
Transaction fees and commissions received		522			974
Service and management fees		15			46
Other non-risk fee income		73			93
		842			1,853
Wealth management income
Life insurance and funds management operating income		496			1,038
Trading income
Foreign exchange		178			178
Other trading securities		150			154
		328			332
Other income
General insurance commissions and premiums (net of claims paid)		45			97
Dividends received		4			28
Rental income		2			6
Net gain/(loss) on ineffective hedges		5			—
Hedging of overseas operations		(68)			(66)
Gain on disposal of assets		14			81
Net gain/(loss) on financial assets at fair value		29			—
Other		6			85
		37			231
Non-interest income		1,703			3,454

Note 7. Expense analysis

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Salaries and other staff expenses
Salaries and wages		894			1,707
Other staff expenses		258			471
Restructuring costs		13			8
Total salaries and other staff expenses		1,165			2,186
Equipment and occupancy expenses
Operating lease rentals		123			241
Depreciation, amortisation and impairment:
Premises		1			4
Leasehold improvements		14			32
Furniture and equipment		21			46
Technology		25			56
Software		77			142
Equipment repairs and maintenance		19			44
Electricity, water and rates		4			6
Land tax		1			2
Other		19			23
Total equipment and occupancy expenses		304			596

Other expenses
Amortisation of deferred expenditure		1			4
Non-lending losses		24			69
Purchased services:
Technology and information services		76			140
Legal		11			23
Other professional services		131			266
Stationery		27			66
Postage and freight		50			98
Telecommunication costs		12			18
Insurance		6			12
Advertising		36			69
Transaction taxes		1			6
Training		10			21
Travel		26			52
Outsourcing costs		233			482
Other expenses		22			51
Total other expenses		666			1,377
Total		2,135			4,159

Note 8. Deferred expenses and capitalised software

$m	30 Sept 2006	31 March 2006	30 Sept 2005	% Mov’t Mar 06- Sept 06	% Mov’t Sept 05- Sept 06
Capitalised software		439	447
Deferred acquisition costs		111	77
Other		26	359

Note 9. Income tax

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
The income tax expense for the year is reconciled to the profit per the income statement as follows:
Profit before income tax expense		2,243			4,172
Prima facie income tax based on the Australian company tax rate of 30% (2005 30%)		673			1,252
The effect of amounts which are not deductible (assessable) in calculating taxable income
Rebateable and exempt dividends		12			(79)
Tax losses and temporary differences not previously recognised now brought to account		(5)			(46)
Life insurance:
Tax adjustment on policyholders’ earnings		41			62
Adjustment for life business tax rates		(2)			(24)
Other non-assessable items		(60)			(182)
Other non-deductible items		—			218
Adjustment for overseas tax rates		8			18
Income tax (over)/under provided in prior years		3			36
Other items		79			(32)
statement		749			1,223
Average effective income tax rate (%)		33.4			29.3
Tax equivalent gross up		57			214.0
Effective tax rate (%) (excluding life company)		30.9			26.3
Effective tax rate (%) (including gross up)		35.1			32.8
Effective tax rate (%)(including gross up and excluding life company accounting)		32.6			29.9

Note 10. Dividends

	Half Year Sept 06	Half Year March 06	Full Year Sept 06	Full Year Sept 05
Ordinary dividend (cents per share)
Interim (fully franked)		56		49
Final (fully franked) - proposed dividend		—		51

Total dividends paid		56		100
Ordinary dividends paid ($m)		951		1,661
		951		1,661
Ordinary dividend payout ratio		70.3%		67.2%
Ordinary dividend payout ratio - cash earnings		68.5%		66.0%

Note 11. Earnings per ordinary share

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Earnings per ordinary share (cents):
Basic		79.7			148.9
Fully diluted		78.8			147.2
Cash earnings per ordinary share (cents)		81.7			151.5
Weighted average number of fully paid ordinary shares (millions) - Basic		1,844			1,845
Weighted average number of fully paid ordinary shares (millions) - Fully diluted		1,917			1,921

Reconciliation of ordinary shares on issue (millions)(1)

Number of ordinary shares on issue at 1 October 2005	1,869
Number of shares issued on exercise of options and performance share rights
Number of shares issued under the Dividend
Reinvestment Plan (DRP)
Number of shares issued under the Employee
Share Plan (ESP)
Number of shares issued for acquisition of Hastings
Number of shares bought back
Number of ordinary shares on issue at 30 September 2006

	Half Year Ended 30 Sept 2006		Half Year Ended 31 March 2006		Full Year 30 Sept 2006		Full Year 30 Sept 2005
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of earnings used in the calculation of earnings per ordinary share ($millions)
Net profit			1,494	1,494			2,949	2,949
Net profit attributable to minority interests			(25)	(25)			(251)	(251)
Distributions on New Zealand Class shares			—	—			49	49
FIRsTS distributions			—	22			—	44
2004 TPS distributions			—	19			—	36
Earnings			1,469	1,510			2,747	2,827
Weighted average number of ordinary shares (millions)
Weighted average number of ordinary shares			1,849	1,849			1,851	1,851
Effect of own shares held			(5)	(5)			(6)	(6)
Potential dilutive adjustment:
Exercise of options			—	10			—	4
Conversion of 2004 TPS			—	33			—	36
Conversion of FIRsTS			—	30			—	35
Other			—	—			—	1
Total weighted average number of ordinary shares			1,844	1,917			1,845	1,921
Earnings per ordinary share (cents)			79.7	78.8			148.9	147.2

Note 12. Loans

As at $m	30 Sept 2006	31 March 2006	30 Sept 2005	% Mov’t Mar 06- Sept 06	% Mov’t Sept 05- Sept 06
Loans are classified based on the location of the lending office
Australia
Overdrafts		3,227	3,316
Credit card outstandings		6,265	5,522
Overnight and at call money market loans		235	209
Acceptance finance		16,952	11,303
Term loans:
Housing		90,447	85,335
Housing - Line of credit		14,492	13,796
Total housing		104,939	99,131
Non-housing		38,331	34,446
Finance leases		4,225	4,201
Margin Lending		2,996	2,454
Other		3,155	2,818
Total Australia		180,325	163,400

New Zealand
Overdrafts		1,107	1,061
Credit card outstandings		846	867
Overnight and at call money market loans		1,445	1,412
Term loans:
Housing		19,490	19,638
Non-housing		9,819	10,371
Redeemable preference share finance		—	—
Other		838	829
Total New Zealand		33,545	34,178

Other Overseas
Overdrafts		181	165
Term loans:
Housing		622	701
Non-housing		2,148	1,553
Finance leases		13	9
Other		17	9
Total Overseas		2,981	2,437

Total loans		216,851	200,015
Provision for impairment of loans		(1,150)	(1,729)
Total net loans		215,701	198,286

Note 13. Provisions for impairment losses

$m	Half Year Sept 06	Half Year March 06	Full Year Sept 06	Full Year Sept 05
Provisions for impairment losses
Provisions on loans		1,150
Provisions for credit commitments		139
Total provisions for impairment losses		1,289		1,729

Collectively assessed provisions (2005 general provision)
Balance at beginning of the year		1,530		1,487
Adjustment on transition to A-IFRS		(678)		—
Restated balance at beginning of period		852		1,487
New provisions raised		158		398
Transfer to/from provision for credit commitments		—		—
Write-offs		(100)		(307)
Discount unwind		27		—
Exchange rate adjustments		(14)		(48)
Closing balance		923		1,530

Individually assessed provisions (2005 specific provision)
Balance at beginning of the year		199		237
Adjustment on transition to A-IFRS		(11)		—
Restated balance at beginning of period		188		237
New individually assessed provisions/(2005 Specific provisions)		78		170
Transfer to/(from) provision for credit commitments provision		7		—
Write-backs		(37)		(100)
Write-offs		(13)		(110)
Discount unwind		2		—
Exchange rate adjustments		2		2
Closing balance		227		199

$m	Half Year Sept 06	Half Year March 06	Full Year Sept 06	Full Year Sept 05
Reconciliation of impairment losses
New individually assessed provisions/(2005 Specific provisions)		78		170
Write-backs		(37)		(100)
Recoveries		(14)		(86)
New collectively assessed provisions/(2005 General provisions)		158		398
Impairment losses		185		382

Note 14. Non-performing loans

$m	Half Year Sept 06	Half Year March 06	Full Year Sept 05
Australia
Non-accrual assets:
Gross		328	287
Impairment provisions		(193)	(151)
Net		135	136
Restructured loans:
Gross		23	24
Impairment provisions		(10)	(7)
Net		13	17
Overdrafts and revolving credit greater than 90 days:
Gross		75	61
Impairment provisions		(61)	(2)
Net		14	59
Net Australian non-performing loans		162	212

New Zealand
Non-accrual assets:
Gross		44	73
Impairment provisions		(12)	(18)
Net		32	55
Restructured loans:
Gross		—	—
Impairment provisions		—	—
Net		—	—
Overdrafts and revolving credit greater than 90 days:
Gross		11	11
Impairment provisions		(6)	—
Net		5	11
Net New Zealand non-performing loans		37	66

Other Overseas
Non-accrual assets:
Gross		75	61
Impairment provisions		(30)	(20)
Net		45	41
Restructured loans:
Gross		—	44
Impairment provisions		—	(3)
Net		—	41
Overdrafts and revolving credit greater than 90 days:
Gross		—	—
Impairment provisions		—	—
Net		—	—
Net other Overseas non-performing loans		45	82

Total net non-performing loans		244	360

Note 15. Movement in gross impaired assets

$m	30 Sept 2006	31 March 2006	30 Sept 2005	% Mov’t Mar 06- Sept 06	% Mov’t Sept 05- Sept 06
Balance as at beginning of period		561	758
New and increased		171	135
Write-offs		(113)	(242)
Returned to performing or repaid		(176)	(237)
Portfolio managed - new/increased/returned/repaid		113	143
Exchange rate and other adjustments		—	4
Balance as at period end		556	561

Note 16. Items past 90 days but well secured

$m	30 Sept 2006	31 March 2006	30 Sept 2005	% Mov’t Mar 06- Sept 06	% Mov’t Sept 05- Sept 06
Australia
Housing products		103	78
Other products		355	162
Total Australia		458	240
New Zealand
Housing products		30	24
Other products		9	10
Other Overseas		3	7
Total Overseas		42	41
Total		500	281

Note 17. Impaired assets and provisioning ratios

	30 Sept 2006	31 March 2006	30 Sept 2005	% Mov’t Mar 06- Sept 06	% Mov’t Sept 05- Sept 06
Total impaired assets to gross loans and acceptances		0.26%	0.27%
Net impaired assets to equity and collectively assessed provisions (2005: general provision)		1.6%	1.9%
Total impairment provisions (2005: specific provision) to total impaired assets		56.1%	36.0%
Collectively assessed provisions (2005: general provision) to non-housing loans and acceptances		109bps	150bps
Total provisions to gross loans and acceptances		65bps	84bps
Total impaired assets to equity and total provisions		3.5%	3.0%

Note 18. Delinquencies (90 days past due loans)

	30 Sept 2006	31 March 2006	30 Sept 2005	% Mov’t Mar 06- Sept 06	% Mov’t Sept 05- Sept 06
Mortgages		0.24%	0.20%
Other Personal Lending		0.89%	0.71%
Total Personal Lending		0.29%	0.23%
Australian Business Banking Portfolio		0.57%	0.48%

Note 19. Deposits

As at $m	30 Sept 2006	31 March 2006	30 Sept 2005	% Mov’t Mar 06- Sept 06	% Mov’t Sept 05- Sept 06
Australia
Deposits at fair value
Certificates of deposit		25,559	—
Total deposits at fair value		25,559	—
Deposits at amortised cost
Non-interest bearing, repayable at call		3,427	3,469
Certificates of deposit		1,134	24,427
Other interest bearing:
At call		66,196	62,919
Term		22,673	23,448
Total deposits at amortised cost		93,430	114,263
Total Australia		118,989	114,263

New Zealand
Deposits at fair value
Certificates of deposit		2,309	—
Total deposits at fair value		2,309	—
Deposits at amortised cost
Non-interest bearing, repayable at call		1,863	1,911
Certificates of deposit		102	3,498
Other interest bearing:
At call		8,732	8,461
Term		11,072	11,194
Total deposits at amortised cost		21,769	25,064
Total New Zealand		24,078	25,064

Other Overseas
Deposits at fair value
Certificates of deposit		1,486	—
Total deposits at fair value		1,486	—
Deposits at amortised cost
Non-interest bearing, repayable at call		422	470
Certificates of deposit		68	1,515
Other interest bearing:
At call		674	633
Term		8,174	7,307
Total deposits at amortised cost		9,338	9,925
Total Overseas		10,824	9,925

Total deposits		153,891	149,252

Note 20. Capital adequacy

As at $m	30 Sept 2006	31 March 2006	30 Sept 2005
Tier 1 capital
Total equity		17,455	17,212
Treasury shares		—	—
Equity reserves		—	—
Trust Preferred Securities (2004 TPS)		—	—
Fixed Interest Resettable Trust Securities (FIRsTS)		—	—
Minority interests in managed investment scheme		(1,206)	(826)
Dividends provided for capital adequacy purposes		(1,027)	(954)
Goodwill (excluding funds management entities)		(1,066)	(1,139)
Deferred tax assets		—	(209)
Estimated reinvestment under dividend reinvestment plan		223	215
Retained earnings, reserves and goodwill in life and general insurance,
funds management and securitisation entities		(1,630)	(1,676)
Equity in captive lenders mortgage insurance entities		(108)	(83)
Capitalised expenditure		(314)	(312)
Deferred fees		—	—
Capitalised software		—	—
Pension fund surpluses and deficits:		—	—
Recorded in accounts		—	—
Actual pension fund deficits		—	—
General reserve for credit losses		—	—
Deferred tax assets related to general reserve for credit losses		—	—
Other Tier 1 deductions as advised by APRA		—	—
Transition relief		—	—
Total Tier 1 capital		12,327	12,228
Tier 2 capital
Subordinated undated capital notes		546	512
General reserve for credit losses		—	—
Deferred tax assets related to general reserve for credit losses		—	—
Collectively assessed provision (2005: general provision)		1,613	1,530
Deferred tax assets related to collectively assessed provision
(2005: general provision)		(491)	(467)
Collectively assessed provisions treated as specific provisions for regulatory purposes		—	—
Deferred tax assets related to collectively assessed provisions treated as specific provisions for regulatory purposes		—	—
Eligible subordinated bonds, notes and debentures		4,517	3,640
Revaluation reserve -available-for-sale securities		—	—
Transition relief		—	—
Total Tier 2 capital		6,185	5,215
Total Tier 1 and Tier 2 capital		18,512	17,443
Deductions:
Capital in life and general insurance, funds management and securitisation activities		(885)	(859)
Net qualifying capital		17,627	16,584
Risk weighted assets		181,823	170,369
Tier 1 capital ratio		6.8%	7.2%
Tier 2 capital ratio		3.4%	3.1%
Deductions		(0.5)%	(0.6)%
Total capital ratio		9.7%	9.7%

As at $m	30 Sept 2006	31 March 2006	30 Sept 2005
Adjusted common equity
Total Tier 1 capital		12,327	12,228
Less: Hybrid capital (net of excess of 25% of Tier 1 capital)		(2,472)	(2,472)
Less: Other deductions in relation to non-consolidated subsidiaries		(885)	(859)
Add: Capitalised expenditure		314	312
Less: APRA transition relief		—	—
Adjusted common equity		9,284	9,209
Risk weighted assets		181,823	170,369
Adjusted common equity to risk weighted assets		5.1%	5.4%

Adjusted common equity as reported		9,284	9,209
Impact of A-IFRS		(980)	(980)
Adjusted common equity restated for A-IFRS		8,304	8,229
Adjusted common equity to risk weighted assets restated for A-IFRS		4.6%	4.8%

Note 21.  Derivative financial instruments

As at 30 September 2006 $m	Notional(1) Amount	Fair Value (Asset)	Fair Value (Liability)
Held for trading
Interest rate
Futures
Forwards
Swaps
Options
Foreign exchange
Futures
Forwards
Swaps
Options
Commodities
Equities and credit
Total held for trading derivatives
Fair value hedges
Interest rate
Futures
Forwards
Swaps
Purchased options
Foreign exchange
Futures
Forwards
Swaps
Total fair value hedging derivatives
Cash flow hedges
Interest rate
Futures
Forwards
Swaps
Foreign exchange
Futures
Forwards
Swaps
Total cash flow hedging derivatives
Net investment hedges
Foreign exchange
Borrowings
Total net investment hedges
Total derivatives
As at 30 September 2005	1,086,810	9,944	10,514
As at 31 March 2006	1,228,719	14,656	12,389

Maturity profile of foreign exchange and derivative credit risk exposure in gross replacement cost terms.

$m	Less Than 1 Month	1 Month to 3 Months	3 Months to 1 Year	1 Year to 2 Years	2-3 Years	3-4 Years	4-5 Years	Over 5 Years
2006
Cash inflows (assets)
Cash outflows (liabilities)

Daily value at risk

$m	High	Low	Average
Six months ended 30 September 2006
Six months ended 31 March 2006	11.0	4.4	6.9
Six months ended 30 September 2005	11.9	4.5	7.7

Average value at risk by risk type

Average $m	Half Year 30 Sept 2006	Half Year 31 March 2006	Half Year 30 Sept 2005
Interest rate risk		3.5	4.0
Foreign exchange risk		1.7	1.3
Volatility risk		0.5	0.5
Other market risks		3.1	4.4
Diversification benefit		(2.0)	(2.5)
Net market risk		6.8	7.7

Note 28  Consolidated statement of changes in shareholders’ equity

$m	Half Year Sept 06	Half Year March 06	% Mov’t Mar 06- Sept 06	Full Year Sept 06	Full Year Sept 05	% Mov’t Sept 05- Sept 06
Share capital
Balance as at beginning of period		5,235			4,234
A-IFRS transition adjustment		—			(50)
Restated balance as at beginning of period		5,235			4,184
Shares issued:
Under dividend reinvestment plan		207			420
Under option and share right schemes		27			191
In exchange for New Zealand Class shares		—			451
Acquisition of Hastings Funds
Management Limited		52			—
Shares bought back and cancelled		(212)			—
Shares purchased for delivery upon exercise of options and share rights		—			—
(Acquisition)/disposal of treasury shares		4			(11)
Balance as at period end		5,313			5,235
Available-for-sale securities reserve
Balance as at beginning of period		—			—
A-IFRS transition adjustment		—			—
Restated balance as at beginning of period		—			—
Net gains/(losses) from changes in fair value		2			—
Income tax effect		—			—
Transferred to income statements		(6)			—
Income tax effect		3			—
Balance as at period end		(1)			—
Share based payment reserve					—
Balance as at beginning of period		142			—
A-IFRS transition adjustment		—			79
Restated balance as at beginning of period		142			79
Current period movement		22			63
Balance as at period end		164			142
Cash flow hedging reserve
Balance as at beginning of period		—			—
A-IFRS transition adjustment		51			—
Restated balance as at beginning of period		51			—
Net gains/(losses) from changes in fair value		3			—
Income tax effect		(1)			—
Transferred to income statements		(30)			—
Income tax effect		9			—
Balance as at period end		32			—
Foreign currency translation reserve
Balance as at beginning of period		(96)			(83)
A-IFRS transition adjustment		25			83
Restated balance as at beginning of period		(71)			—
Transfer from retained profits		—			—
Foreign currency translation adjustment		84			(96)
Tax on foreign currency translation adjustment		—			—
Balance as at period end		13			(96)
Total reserves		208			46
Movements in retained profits were as follows:
Balance as at beginning of period		8,280			7,812
A-IFRS transition adjustment		(50)			(569)
Restated balance as at beginning of period		8,230			7,243
Net profit for the year		1,469			2,698
Deemed dividend on shares bought back		(791)			—
Final dividend for prior year		(951)			(782)
Interim dividend for prior year		—			(879)
Transfer (to)/from reserves		—			—
Balance as at period end		7,957			8,280

6. OTHER INFORMATION

6.1                  CREDIT RATINGS AND EXCHANGE RATES

Twelve months to/as at	30 Sept 2006		30 Sept 2005
Currency	Average	Spot	Average	Spot
USD	0.7468	0.7481	0.7656	0.7616
GBP	0.4150	0.3993	0.4141	0.4326
NZD	1.1438	1.1446	1.0846	1.0998

Six months to/as at	30 Sept 2006		31 March 2006		30 Sept 2005
Currency	Average	Spot	Average	Spot	Average	Spot
USD	0.7519	0.7481	0.7417	0 .7153	0 .7642	0 .7616
GBP	0.4064	0.3993	0.4236	0.4100	0.4198	0.4326
NZD	1.1959	1.1446	1.0917	1.1707	1.0861	1.0998